Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
First Quarter 2014
Earnings Release and Supplemental Financial Information

Premiere Ichibancho Tokyo	The Ritz Carlton, Lake Tahoe Lake Tahoe	State Street Building Dublin

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2014

Common Definitions
"Kennedy Wilson," the "Company," "we," or "us" refer to Kennedy-Wilson Holdings, Inc. and its consolidated subsidiaries.

Kennedy Wilson refers to its consolidated investment account and investment account throughout this release. Kennedy Wilson's equity in cash held by consolidated investments, real estate and acquired in-place leases, unconsolidated investments and loans gross of accumulated depreciation and amortization comprises the "consolidated investment account." The "investment account" is the consolidated investment account presented after noncontrolling interests on invested assets gross of accumulated depreciation.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income and Adjusted Net Income Per Basic Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2014 EARNINGS
Adjusted EBITDA increases by 117% to $69.2 million

BEVERLY HILLS, Calif. (May 7, 2014) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) ("Kennedy Wilson", the "Company", "we," or "us"), a global real estate investment and services company, today reported Adjusted EBITDA to shareholders of $69.2 million for the quarter, up 117% from $31.9 million in the prior year.
Adjusted Net Income was $34.3 million or $0.39 per basic share compared to $13.2 million or $0.21 per basic share for the same period in 2013. GAAP net income to common shareholders was $10.5 million or $0.12 per basic and diluted share compared to a loss of $3.6 million or $0.06 per basic and diluted share for the same period in 2013.
"With the successful $1.7 billion IPO of Kennedy Wilson Europe Real Estate Plc (LSE:KWE), we further enhanced our presence in the European market and bolstered our ability to find attractive investment opportunities," said William McMorrow, chairman and CEO of Kennedy Wilson. "Globally and domestically, we continue to find new opportunities while remaining focused on improving the operations and enhancing the value of our existing investment portfolio."
Recent Highlights

Balance Sheet

•
The Company's total consolidated assets grew to $4.4 billion at March 31, 2014 from $1.8 billion at December 31, 2013. The increase is primarily related to the consolidation of KWE and certain investments which were previously unconsolidated.

•
During the first quarter, as a result of amending existing operating agreements with one of our equity partners, the Company gained control of six separate unconsolidated investments that hold real estate-related investments located in the United Kingdom and Ireland. The Company has an approximate 50% ownership interest in these investments. As a result of gaining control of these investments, the Company was required to consolidate the assets and liabilities at fair value and recognized an acquisition-related gain of $80.5 million of which $40.3 million was allocated to noncontrolling equity partners.

•	Shareholder equity increased $184.3 million or 24% to $952.6 million at March 31, 2014 from $768.3 million at December 31, 2013.

•	As of March 31, 2014, our investment account was $1.5 billion, compared to $1.2 billion as of December 31, 2013. The change is comprised of $377.7 million of cash contributed to and income earned on investments offset by $25.7 million of cash distributed from investments. The Company's $1.5 billion investment account represents an approximate 34% ownership in our $8.4 billion investment portfolio (at book value). This portfolio is comprised of 27.9 million square feet of real estate, including 18,027 multifamily units, 114 commercial properties and 371 hotel rooms and $1.2 billion of loans secured by real estate.
Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•	In February 2014, Kennedy Wilson invested $145.2 million of cash and contributed $58.3 million of assets acquired by the Company during the quarter in the $1.7 billion IPO of KWE.

•	Kennedy Wilson’s investment represented approximately 12.2% of KWE’s total share capital at closing, making Kennedy Wilson the largest initial shareholder of KWE.

•
One of our wholly-owned subsidiaries serves as KWE's external manager, in which capacity Kennedy Wilson will be entitled to receive certain management and performance fees. Due to the terms of the investment management agreement, under US GAAP we are required to consolidate results of KWE in our financial statements.

Investments business
Operating metrics

•	During the three months ended March 31, 2014, our investments segment achieved EBITDA of $69.7 million, a 143% increase from $28.7 million for the same period in 2013.

•
During the three months ended March 31, 2014, based on the Company and its equity partners' investments in 14,596 same property multifamily units, total revenues increased 7%, net operating income increased 9% and occupancy remained flat at 95% at the property level from the same period in 2013. In addition, based on the Company and its equity partners' investments in 4.2 million square feet of same property commercial real estate, total revenues increased 6%, net operating income increased 2% and occupancy increased 3% to 85% at the property level from the same period in 2013.

Acquisition/disposition program

•
During the first quarter 2014, the Company and its equity partners acquired $797.4 million of real estate related investments, in which the Company invested $347.6 million of equity. These acquisitions include $368.6 million of real estate related investments acquired by KWE.

•	Our investments in 2014 were directed 82% to the United Kingdom and Ireland and 18% to the Western U.S.
Services business

•	Investment management, property services and research fees decreased by 3% to $13.2 million for the three months ended March 31, 2014 from $13.6 million for the same period in 2013.

•	During the three months ended March 31, 2014, our services segment achieved EBITDA of $4.1 million, a 20% decrease from $5.1 million for the same period in 2013.
Corporate financing

•	Kennedy Wilson issued and sold 9.2 million shares of common stock, resulting in gross proceeds of $197.3 million during the quarter.

•
Kennedy Wilson completed a public offering of $300.0 million aggregate principal amount of 5.875% Senior Notes due 2024 at a public offering price of 99.068% resulting in gross proceeds of $297.2 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on May 8, 2014.
The direct dial-in number for the conference call is (888) 895-5479 for U.S. callers and (847) 619-6250 for international callers. The confirmation number for the live call is 37214637.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 37214637#.
The webcast will be available at: http://edge.media-server.com/m/p/6jx4fmmh/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.
About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 24 offices in the U.S., U.K., Ireland, Spain and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2013, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income,

Adjusted Net Income and Adjusted Net Income Per Basic Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report may contain gains or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$274.4	$170.2
Cash held by consolidated investments	1,298.7	8.0
Accounts receivable	28.2	16.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	1,878.9	688.1
Loans	202.2	56.8
Unconsolidated investments	619.7	786.1
Other assets	105.1	73.0
Total assets	$4,407.2	$1,798.8

Liabilities
Accounts payable, accrued expenses and other liabilities	154.7	129.1
Investment debt	882.2	401.8
Senior notes payable	706.1	409.0
Junior subordinated debentures	40.0	40.0
Total liabilities	1,783.0	979.9
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	984.8	801.3
Retained earnings (accumulated deficit)	(39.9)	(42.2)
Accumulated other comprehensive income	7.7	9.2
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	952.6	768.3
Noncontrolling interests	1,671.6	50.6
Total equity	2,624.2	818.9
Total liabilities and equity	$4,407.2	$1,798.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	For the Three Months Ended
	March 31,
	2014	2013
Revenue
Investment management, property services and research fees	$13.2	$13.6
Rental and hotel	25.3	6.4
Sale of real estate	11.3	2.4
Loans and other	1.7	0.4
Total revenue	51.5	22.8
Operating expenses
Commission and marketing	1.0	0.5
Rental and hotel operating	14.1	3.1
Cost of real estate sold	9.7	1.9
Compensation and related	20.5	13.6
General and administrative	8.2	5.4
Depreciation and amortization	7.3	3.1
Total operating expenses	60.8	27.6
Income from unconsolidated investments, net of depreciation and amortization	2.8	2.2
Operating loss	(6.5)	(2.6)
Non-operating income (expense)
Acquisition-related gains	84.2	9.5
Acquisition-related expenses	(4.0)	—
Interest expense-investment	(5.3)	(1.7)
Interest expense-corporate	(10.5)	(9.7)
Other income	0.8	0.2
Income (loss) before (provision for) benefit from income taxes	58.7	(4.3)
(Provision for) benefit from income taxes	(8.8)	1.7
Net income (loss)	49.9	(2.6)
Net (income) loss attributable to the noncontrolling interests	(37.4)	1.0
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc common shareholders	$10.5	$(3.6)
Basic earnings per share
Income (loss) per basic	$0.12	$(0.06)
Weighted average shares outstanding for basic	88,142,576	61,853,258
Diluted earnings per share
Income (loss) per diluted	$0.12	$(0.06)
Weighted average shares outstanding for diluted	89,422,885	61,853,258
Dividends declared per common share	$0.09	$0.07

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended
	March 31,
	2014	2013
Net income (loss)	$49.9	$(2.6)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	7.3	3.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	14.8	9.3
Share-based compensation	1.7	1.8
Consolidated Adjusted Net Income	73.7	11.6
Less:
Net (income) loss attributable to the noncontrolling interests, before depreciation and amortization of $2.0 and $0.6 for the three months ended March 31, 2014 and 2013, respectively	(39.4)	1.6
Adjusted Net Income	$34.3	$13.2

Basic weighted average number of common shares outstanding	88,142,576	61,853,258
Basic Adjusted Net Income per share	$0.39	$0.21

Kennedy-Wilson Holdings, Inc.
Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2014	2013
Net income (loss)	$49.9	$(2.6)
Non-GAAP adjustments:
Add back:
Interest expense-investment	5.3	1.7
Interest expense-corporate	10.5	9.7
Kennedy Wilson's share of interest expense included in unconsolidated investments	11.0	10.6
Depreciation and amortization	7.3	3.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	14.8	9.3
Provision for (benefit from) income taxes	8.8	(1.7)
Consolidated EBITDA	107.6	30.1
Add back (less):
Share-based compensation	1.7	1.8
EBITDA attributable to noncontrolling interests, including $2.7 and $1.0 of depreciation, amortization and interest for the three months ended March 31, 2014 and 2013, respectively	(40.1)	—
Adjusted EBITDA	$69.2	$31.9

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts, warrants, and per share data)

	March 31, 2014	December 31, 2013
Market Data
Common stock price per share (1)	$22.51	$22.25
Common stock and convertible preferred stock:
Basic shares outstanding (1)	91,683,127	82,592,607
Shares of common stock underlying Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Total common stock and convertible preferred stock	102,783,201	93,692,681

Equity Market Capitalization	$2,313.6	$2,084.7

Corporate Debt (4)
Senior notes payable	705.0	405.0
Junior subordinated debentures	40.0	40.0
Total corporate debt	745.0	445.0
Noncontrolling interest	1,671.6	50.6
Total Capitalization	4,730.2	2,580.3
Less: cash and cash equivalents	(1,573.1)	(178.2)
Total Enterprise Value	$3,157.1	$2,402.1
Shares of common stock underlying warrants outstanding (5)	2,710,742	2,710,742

(1) Basic share count and common stock share price per share as of March 31, 2014 and December 31, 2013.
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $882.2 million and $401.8 million of consolidated property level debt for the period ended March 31, 2014 and December 31, 2013, respectively.
(5) The warrants carry an exercise price of $12.50 and expire on November 14, 2014.

Kennedy-Wilson Holdings, Inc.
EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three months ended March 31,
	2014	2013
Investments
Revenue	$38.3	$9.2
Operating expenses	(43.4)	(15.4)
Income from unconsolidated investments, net of depreciation and amortization	1.8	2.2
Operating loss	(3.3)	(4.0)
Other non-operating income	75.7	8.0
Net income	72.4	4.0
Add back (less):
Interest expense - investment	5.3	1.7
Kennedy Wilson's share of interest expense included in unconsolidated investments	10.7	10.6
Depreciation and amortization	7.3	3.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	14.1	9.3
EBITDA attributable to noncontrolling interests, including $2.7 and $1.0 of depreciation, amortization and interest	(40.1)	—
EBITDA	$69.7	$28.7

	Three months ended March 31,
	2014	2013
Services
Revenue	$13.2	$13.6
Operating expenses(1)	(11.2)	(8.5)
Operating income	2.0	5.1
Income from unconsolidated investments, net of depreciation and amortization	1.0	—
Net income	3.0	5.1
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.4	—
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	—
EBITDA	$4.1	$5.1
(1) Includes $1.3 million and $0.2 million of expenses related to a startup business for the three months ended March 31, 2014 and 2013, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

March 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $32.8	$1,911.7
Loans	202.2
Investment debt	(882.2)
Cash held by consolidated investments	1,298.7
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $89.8	682.7
Other(2)	8.5
Consolidated investment account	3,221.6
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $6.5	(1,678.1)
Investment account	$1,543.5
(1) Excludes $26.8 million related to our investment in a servicing platform in Spain.
(2) Includes marketable securities which are part of other assets.

Investment Account Detail at March 31, 2014

	Commercial		Multifamily	Loans Secured by Real Estate	Residential, Hotel, and Other	Total
Western U.S.	$242.8		$265.2	$84.9	$167.7	$760.6
Japan	4.1		91.4	—	0.3	95.8
United Kingdom	150.5	(1)	—	33.0	—	183.5
Ireland	112.4		109.4	79.6	—	301.4
Subtotal	$509.8		$466.0	$197.5	$168.0	$1,341.3
KW share of cash held by consolidated investments(2)						202.2
Total						$1,543.5
(1) Includes $43.6 million invested through LSE: KWE
(2) Includes $159.9 million of cash held at LSE: KWE

							Loans Secured by
	Commercial			Multifamily			Real Estate		Residential, Hotel, and Other
	Properties	Rentable Sq. Ft.		Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	35	5,367,105		14,568	41	12,829,560	$99.1	15	3,496	22	758	371	23
Japan	1	9,633		2,410	50	936,000	—	—	—	—	—	—	1
United Kingdom	61	6,380,316	(1)	—	—	—	487.0	26	—	—	—	—	—
Ireland	17	900,297		1,049	5	856,858	661.2	91	—	—	—	—	—
Total	114	12,657,351		18,027	96	14,622,418	$1,247.3	132	3,496	22	758	371	24
(1) Includes 40 properties and 2.6 million rentable square feet from our investment in LSE:KWE

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

December 31, 2013
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $26.3	$714.4
Loans	56.8
Investment debt	(401.8)
Cash held by consolidated investments	8.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $106.0	865.2
Other(2)	4.0
Consolidated investment account	1,246.6
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $4.5	(55.1)
Investment account	$1,191.5
(1) Excludes $26.9 million related to our investment in a servicing platform in Spain.
(2) Includes marketable securities which are part of other assets.

Investment Account Detail at December 31, 2013

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Total
Western U.S.	$252.0	$277.8	$112.5	$150.9	$793.2
Japan	4.5	91.4	—	0.4	96.3
United Kingdom	108.4	—	27.3	—	135.7
Ireland	102.1	51.4	8.3	—	161.8
Subtotal	$467.0	$420.6	$148.1	$151.3	$1,187.0
KW share of cash held by consolidated investments					4.5
Total					$1,191.5

	Commercial		Multifamily			Loans Secured by Real Estate		Residential and Other
	Properties	Rentable Sq. Ft	Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms.	# of Inv.
Western U.S.	33	5,058,318	14,196	40	12,503,216	$154.0	20	3,461	26	808	170	23
Japan	1	9,633	2,410	50	936,000	—	—	—	—	—	—	1
United Kingdom	34	4,062,116	—	—	—	538.7	27	—	—	—	—	—
Ireland	17	900,297	749	3	606,711	367.6	100	—	—	—	—	—
Total	85	10,030,364	17,355	93	14,045,927	$1,060.3	147	3,461	26	808	170	24

Investment Level Estimated Balance Sheet
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	March 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$1,419.5	$126.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	6,139.0	5,382.9
Loans	490.7	358.8
Other assets	380.6	361.7
Total assets	$8,429.8	$6,229.9
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	294.2	170.8
Investment debt	3,555.4	3,320.7
Total liabilities	3,849.6	3,491.5
Equity
Total equity	4,580.2	2,738.4
Total liabilities and equity	$8,429.8	$6,229.9

Investment Level Estimated Income Statement
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended March 31,
	2014	2013
Revenue
Rental and hotel	$150.9	$92.5
Sale of real estate	40.6	9.7
Loans and other	20.0	25.0
Total revenue	211.5	127.2

Operating expenses
Rental and hotel operating and other	62.3	40.6
Cost of real estate sold	33.1	6.6
Depreciation and amortization	46.9	28.3
Total operating expenses	142.3	75.5

Net operating income	69.2	51.7

Non-operating income (expense)
Interest expense	(38.4)	(30.2)
Other non-operating expenses	(11.9)	(5.5)
Acquisition related expenses	(5.1)	—
Acquisition related gain	84.2	9.5
Net income	$98.0	$25.5

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	41	14,568	94.5%	$147.6	$1,592.2	37.2%	$265.2
Japan (4)	50	2,410	96.3	23.2	270.1	40.8	91.4
Ireland (4) (6)	5	1,049	96.5	14.7	82.1	63.7	109.4
Total	96	18,027	94.9%	$185.5	$1,944.4	39.8%	$466.0

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (5)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	35	5,367,105	79.9%	$53.2	$623.6	51.9%	$242.8
Japan (4)	1	9,633	100.0	0.4	2.4	82.1	4.1
United Kingdom(4)	61	6,380,316	88.9	79.2	364.1	53.6	150.5
Ireland (4) (7)	17	900,297	98.1	38.0	346.9	31.9	112.4
Total	114	12,657,351	85.7%	$170.8	$1,337.0	48.3%	$509.8

Residential, Hotel, and Other
	# of Investments	ResidentialUnits	Total Acres	Residential Lots	Hotel Rooms	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	23	22	3,496	758	371	68.1%	$167.7
Japan	1	—	—	—	—	100.0%	0.3
Total	24	22	3,496	758	371	68.2%	$168.0

(1) As of March 31, 2014
(2) Represents NOI for the three months ended March 31, 2014 on an annualized basis.
(3) Debt represents 100% debt balance against properties as of March 31, 2014.
(4) Estimated foreign exchange rates are ¥103 = $1 USD, £0.60 = $1 USD and €0.73 = $1 USD, related to NOI and debt.
(5) Debt represents 100% debt balance against properties as of March 31, 2014.
(6) Includes the 8.5 acre site.
(7) Includes the 3.5 acre site adjacent to the State Street building.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB(6)	Pre-Promote KW Share of Current UPB (net of venture-level debt) (5)	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	9	$77.1	4	$47.0	$36.6	$22.8	$—	62.4%	$22.4
United Kingdom (4)	113	3,792.9	26	2,843.0	487.0	65.8	5.8	14.1	33.0
Ireland (4)	154	810.1	91	76.8	661.2	265.8	82.5	52.7	79.6
Total	276	$4,680.1	121	$2,966.8	$1,184.8	$354.4	$88.3	37.1%	$135.0

Loan Originations

	# of Loans	Current UPB(6)	WAV Interest Rate	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	11	$62.5	10.3%	$—	100.0%	$62.5
Total	11	$62.5	10.3%	$—	100.0%	$62.5

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Venture-level debt represents 100% debt balance against loans as of March 31, 2014.
(4) Estimated foreign exchange rate is £0.60 = $1 USD and €0.73 = $1 USD.
(5) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.
(6) As of March 31, 2014.

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Multifamily by Region

Three Months Ended March 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	11,857	94.4%	94.4%	—%	$46.6	$43.6	6.9%	$29.4	$27.0	8.9%
Japan	2,410	95.3	95.7	(0.4)	7.5	7.2	4.2	5.8	5.4	7.4
Ireland	329	98.7	97.8	0.9	2.1	1.9	10.5	1.6	1.4	14.3
Same Property Total	14,596	94.6%	94.7%	(0.1)%	$56.2	$52.7	6.6%	$36.8	$33.8	8.9%

Commercial by Region

Three Months Ended March 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	4,149,538	84.6%	82.4%	2.7%	$23.0	$21.7	6.0%	$12.5	$12.2	2.5%
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	—
Ireland	45,105	100.0	100.0	—	0.8	0.8	—	0.7	0.7	—
Same Property Total	4,204,276	84.8%	82.6%	2.7%	$23.9	$22.6	5.8%	$13.3	$13.0	2.3%

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		KW Share
Maturity	Consolidated	Unconsolidated Debt	KW Share of Consolidated and Unconsolidated Debt	Unsecured Debt
2014	$29.7	$154.5	$118.4	$—		$118.4
2015	121.6	163.0	178.0	—		178.0
2016	54.0	244.4	141.5	—		141.5
2017	148.9	451.5	273.0	—		273.0
2018	88.0	700.7	259.4	—		259.4
2019	172.2	209.8	210.1	350.0	(1)	560.1
2020	121.7	153.0	177.6	—		177.6
2021	28.3	119.5	62.6	—		62.6
2022	22.5	204.7	70.0	—		70.0
2023	75.5	102.6	88.2	—		88.2
Thereafter	19.8	169.5	27.8	395.0		422.8
Total	$882.2	$2,673.2	$1,606.6	$745.0		$2,351.6

(1) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 5.1%

Weighted average remaining maturity in years (KW Share): 6.3 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps(3)	Floating without Interest Rate Caps	Total Asset Level Debt (4)
Asset Level Debt	$1,830.2	$1,072.1	$653.1	$3,555.4

(3) Includes purchase of interest rate cap in April 2014 on $58.7 million of debt.
(4) Represents $882.2 million of consolidated asset level debt and $2,673.2 million of unconsolidated asset level debt. 99% of such asset level debt is non-recourse to the Company.